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                                  EXHIBIT 21.1

                              LIST OF SUBSIDIARIES
                             AS OF OCTOBER 31, 1997*

                                    STATE OR JURISDICTION OF    NAME UNDER WHICH
                                        INCORPORATION OR         SUBSIDIARY DOES
                                          ORGANIZATION              BUSINESS
                                    --------------------------------------------

FIRST TIER SUBSIDIARIES OF
EATON VANCE CORP.:

     Eaton Vance Management               Massachusetts               Same
     Fulcrum Management, Inc.             Massachusetts               Same
     EV Gold, Inc.                        Massachusetts               Same
     MinVen, Inc.                         Massachusetts               Same

CERTAIN SUBSIDIARIES OF EATON
VANCE MANAGEMENT:

     Eaton Vance Distributors, Inc.       Massachusetts               Same
     Northeast Properties, Inc.           Massachusetts               Same
     Boston Management and Research       Massachusetts               Same


* The names of certain subsidiaries have been omitted in this list inasmuch as the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of the Company's fiscal year ended October 31, 1997.